Exhibit 10.5
                            REVOLVING PROMISSORY NOTE



                                                             AUGUST 2, 1999

          FOR VALUE RECEIVED, the undersigned, InterPro Expense Systems, Inc., a Delaware corporation ("Borrower"), promises to pay to ASA InterPro SmartTime LLC, a Delaware limited liability company ("Payee"), or order, the principal amount set forth on SCHEDULE A hereto, plus interest thereon at a fixed rate equal to 5% per annum. Interest shall in all cases be calculated on the basis of actual days elapsed and a 365 day year.

          All outstanding principal and any accrued but unpaid interest hereunder shall be due and payable on August 31, 2000 (the "Maturity Date").

          This Note is the Note referred to in Section 4.7 of the Option to Purchase Agreement of even date by and among Borrower, Payee and ASA International Ltd. (the "Option Agreement").

          This Note is a revolving note and subject to the foregoing the Borrower may, at its option, at any time prior to the Maturity Date, borrow, pay, prepay and reborrow hereunder, all in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Lender related hereto; provided, however, that the principal balance outstanding shall at no time exceed the lesser of (a) the face amount of the Note or (b) the Net Cash (as defined in the Option Agreement) of the Payee.

          Any payments, including any prepayments, received by Payee on account of this Note prior to demand or acceleration shall be applied first, to any costs, expenses or charges then owed Payee by Borrower in respect of this Note, second, to accrued and unpaid interest, and third, to the unpaid principal balance. Any payments received after demand or acceleration shall be applied in such manner as Payee may, in its sole discretion, determine.

          Payee, at its option, may declare the entire unpaid balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events: (a) the failure to pay principal or interest of this Note within ten (10) days of the due date; or (b) Borrower's exercise of the Option as defined in the Option Agreement.

          No delay or omission by Payee in exercising or enforcing any of Payee's powers, rights, privileges or remedies hereunder shall operate as a waiver thereof on that occasion or on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

          Borrower will pay on demand all reasonable costs and expenses of collection, including reasonable attorneys' fees incurred or paid by Payee in enforcing this Note on default.

          Borrower hereby waives presentment, demand, notice and protest, and also waives any delay on the part of Payee, except such notice as is required under the Option Agreement.

          This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective successors, and shall inure to the benefit of Payee and its successors, endorsees and assigns. This Note may not be amended except by an instrument in writing signed by Borrower and Payee.

          This Note shall not be assigned by Borrower without the prior written consent of Payee. Notwithstanding the foregoing sentence, Borrower may assign this Note to a Permissible Assignee without such written consent; PROVIDED HOWEVER that Borrower and such Permissible Assignee shall be jointly and severally liable to Payee for any and all obligations of Borrower and such Permissible Assignee hereunder. For purposes herein, a "Permissible Assignee" shall mean (i) a corporation which acquires substantially all of the assets of Borrower, or (ii) a corporation into which or with which Borrower merges .

          This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

          Any dispute between the parties arising out of or related to this Agreement shall be settled by arbitration in accordance with the provisions of the Asset Purchase Agreement of even date by and among Borrower, Payee and ASA International Ltd.

          IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first written above.


                                            INTERPRO EXPENSE SYSTEMS, INC.


                                            By: ED COMFOLTEY
                                               -------------------------
                                            Title: CEO
                                                  ----------------------

                       SCHEDULE A TO REVOLVING PROMISSORY


          The principal amount of this Note shall equal the cash remaining available to Payee resulting from the collection of the accounts receivable of Payee existing on the date hereof, after payment therefrom of the Payee's Balance Sheet Liabilities (as defined in the Asset Purchase Agreement of even date by and between Payee, Borrower and ASA International Ltd).